Exhibit (a)(1)(ii)

LETTER OF TRANSMITTAL

Pursuant to the Offer to Purchase for Cash
Up to $50,000,000 Aggregate Principal Amount of Outstanding
1.75% Convertible Subordinated Debentures due 2024
of
PIXELWORKS, INC.
at a Purchase Price Not Greater than $750
Nor Less than $680
Per $1,000 Principal Amount,
Plus Accrued and Unpaid Interest Thereon

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THURSDAY, FEBRUARY 28, 2008, UNLESS THE OFFER IS EXTENDED.

THIS FORM SHOULD BE COMPLETED, SIGNED AND SENT TOGETHER WITH ALL OTHER DOCUMENTS, INCLUDING YOUR CERTIFICATES FOR DEBENTURES (AS DEFINED HEREIN), TO MELLON INVESTOR SERVICES LLC (THE “DEPOSITARY”) AT ONE OF THE ADDRESSES SET FORTH BELOW. DELIVERY OF THIS LETTER OF TRANSMITTAL OR OTHER DOCUMENTS TO AN ADDRESS OTHER THAN AS SET FORTH BELOW DOES NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO PIXELWORKS, INC. (THE “COMPANY”), THOMAS WEISEL PARTNERS LLC (THE “DEALER MANAGER”), OR LAUREL HILL ADVISORY GROUP (THE “INFORMATION AGENT”) WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO THE DEPOSITORY TRUST COMPANY WILL NOT CONSTITUTE VALID DELIVERY TO THE DEPOSITARY.

The Depositary for the Offer is:

Mellon Investor Services LLC

By Mail: Mellon Investor Services LLC Attn: Corporate Actions Dept. 27th Floor P.O. Box 3301 South Hackensack, NJ 07606-3301	By Hand Delivery or Overnight Courier: Mellon Investor Services LLC Attn: Corporate Actions 480 Washington Boulevard 27th Floor Jersey City, NJ 07310 Confirm Receipt by Calling: (201) 680-4860	By Facsimile Transmission: Facsimile Number: (412) 209-6443 Attn: Corporate Actions

All capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to them in the Offer to Purchase. The instructions contained herein and in the Offer to Purchase should be read carefully before completing this Letter of Transmittal.

The CUSIP numbers for the Debentures are: 72581M AA 5 and 72581M AB 3.

List below the Debentures to which this Letter of Transmittal relates and either (a) specify the price (in multiples of $5 per $1,000 principal amount) not greater than $750 nor less than $680 per $1,000 principal amount at which the Debentures are being tendered, or (b) do not specify a price, in which case, the Holder will accept the Purchase Price determined by the Company in the Offer. Each Holder of Debentures should understand that not specifying a price at which Debentures are being tendered may have the effect of lowering the Purchase Price paid for Debentures in the Offer and could result in such Holder’s Debentures being purchased at the minimum price of $680 per $1,000 principal amount. If the space provided below is inadequate, list the certificate numbers, principal amounts and tender prices of the Debentures being tendered on a separately executed schedule and affix the schedule to this Letter of Transmittal.

DESCRIPTION OF DEBENTURES TENDERED
(See Instruction 4)
Name(s) and Address(es) of Registered holder(s) or
Name of DTC Participant and Participant’s
DTC Account Number in which Debentures are Held	CERTIFICATES ENCLOSED
(Please fill in blank)	(attach signed list if necessary)
Price at
		Principal	Principal	Which
		Amount of	Amount of	Debentures
	Certificate	Debentures	Debentures	Are Being
	Number(s)*	Represented	Tendered**	Tendered***

Indicate in this box the order (by certificate number) in which Debentures are to be purchased in the event of proration. If you do not designate an order, in the event less than all Debentures tendered are purchased due to proration, Debentures will be selected for purchase by the Depositary. Attach additional signed list if necessary.

1st: 2nd: 3rd: 4th:

* Need not be completed by Holders tendering by book-entry transfer.
** Unless otherwise indicated, it will be assumed that the entire aggregate principal amount represented by the Debentures specified above is being tendered.
*** Each tender price must be in multiples of $5 per $1,000 principal amount, and not greater than $750 nor less than $680 per $1,000 principal amount in accordance with the terms of the Offer. Alternatively, if the Holder wishes to maximize the chance that the Company will purchase such Holder’s Debentures, the Holder should refrain from specifying a price at which the Holder is tendering, in which case, the Holder will accept the Purchase Price selected by the Company in the Offer. Each Holder of Debentures should understand that not specifying a price at which the Debentures are being tendered may have the effect of lowering the Purchase Price paid for Debentures in the Offer and could result in such Holder’s Debentures being purchased at the minimum price of $680 per $1,000 principal amount.

The names and addresses of the Holders should be printed exactly as they appear on the certificates representing Debentures tendered hereby. The Debentures and the principal amount of Debentures represented that the undersigned wishes to tender should be indicated in the appropriate boxes.

HOLDERS WHO WISH TO BE ELIGIBLE TO RECEIVE THE PURCHASE PRICE PER $1,000 PRINCIPAL AMOUNT OF DEBENTURES PURSUANT TO THE OFFER MUST VALIDLY TENDER (AND NOT PROPERLY WITHDRAW) THEIR DEBENTURES ON OR PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THURSDAY, FEBRUARY 28, 2008, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

YOU MUST SIGN THIS LETTER OF TRANSMITTAL WHERE INDICATED BELOW AND COMPLETE
THE SUBSTITUTE FORM W-9 PROVIDED BELOW OR THE APPROPRIATE INTERNAL REVENUE SERVICE FORM W-8.

This Letter of Transmittal is to be used by Holders if (a) certificates representing Debentures are to be physically delivered to the Depositary herewith by Holders or (b) tender of Debentures is to be made by book-entry transfer to the Depositary’s account at The Depositary Trust Company (“DTC”) pursuant to the procedures set forth in the Offer to Purchase under Section 6, “Procedures for Tendering Debentures — Tender of Debentures Held Through DTC,” by any financial institution that is a participant in DTC and whose name appears on a security position listing as the owner of Debentures. Delivery of documents to DTC does not constitute delivery to the Depositary.

The undersigned has completed, executed and delivered this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Offer.

The instructions included with this Letter of Transmittal must be followed. Questions and requests for assistance or for additional copies of the Offer to Purchase and this Letter of Transmittal must be directed to the Dealer Manager or the Information Agent, in each case at the respective addresses and telephone numbers set forth on the back page of this Letter of Transmittal. See Instruction 10 below.

Holders that are tendering by book-entry transfer to the Depositary’s account at DTC must execute the tender through the DTC Automated Tender Offer Program (“ATOP”), for which this Offer will be eligible. DTC participants that are accepting the Offers must transmit their acceptances to DTC, which will verify the acceptances and execute a book-entry delivery to the Depositary’s DTC account. DTC will then send an Agent’s Message to the Depositary for its acceptance.

METHOD OF DELIVERY

☐	CHECK HERE IF CERTIFICATES FOR TENDERED DEBENTURES ARE ENCLOSED HEREWITH.

☐	CHECK HERE IF TENDERED DEBENTURES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE DEPOSITARY WITH DTC AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

Account Number with DTC:

Transaction Code Number:

☐	CHECK HERE IF DEBENTURES ARE BEING TENDERED PURSUANT TO NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING:

Name(s) of Registered Holder(s):

Window Ticket No. (if any):

Date of Execution of Notice of Guaranteed Delivery:

Name of Institution that Guaranteed Delivery:

If delivery is by book-entry transfer, give the following information:

Account Number of DTC:

Transaction Code Number:

MUTILATED, LOST, STOLEN OR DESTROYED CERTIFICATE(S)

IF ANY CERTIFICATE REPRESENTING DEBENTURES THAT YOU OWN HAS BEEN MUTILATED, LOST, STOLEN OR DESTROYED, PLEASE CONTACT THE INFORMATION AGENT AT (800) 555-3858 PROMPTLY TO OBTAIN INSTRUCTIONS AS TO THE STEPS THAT MUST BE TAKEN IN ORDER TO REPLACE THE CERTIFICATE. THIS LETTER OF TRANSMITTAL AND RELATED DOCUMENTS CANNOT BE PROCESSED UNTIL THE PROCEDURES FOR REPLACING MUTILATED, LOST, STOLEN OR DESTROYED CERTIFICATES HAVE BEEN FOLLOWED. PLEASE CONTACT (800) 555-3858 IMMEDIATELY TO PERMIT TIMELY PROCESSING OF THE REPLACEMENT DOCUMENTATION. SEE INSTRUCTION 11.

NOTE: SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

To Mellon Investor Services LLC:

The undersigned hereby tenders to the Company the above-described 1.75% Convertible Subordinated Debentures due 2024 of the Company (the “Debentures”) upon the terms and subject to the conditions set forth in the Offer to Purchase and this Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”), receipt of which is hereby acknowledged.

Subject to and effective upon the acceptance for purchase of and payment for the principal amount of the Debentures tendered with this Letter of Transmittal, the undersigned hereby (a) irrevocably sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to all the Debentures that are being tendered hereby, waives any and all other rights with respect to such Debentures (including without limitation, any existing or past defaults and their consequences in respect of the Debentures and the Indenture under which the Debentures were issued) and releases and discharges the Company from any and all claims such Holders may have now, or may have in the future, arising out of, or related to, such Debentures, including without limitation, any claims that such Holder is entitled to receive additional principal or interest payments with respect to such Debentures, to participate in any redemption or defeasance of the Debentures or to be entitled to any of the benefits under the Indenture, and (b) irrevocably constitutes and appoints the Depositary as the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Depositary also acts as the agent of the Company) with respect to such Debentures, with full power of substitution and resubstitution (such power-of-attorney being deemed to be an irrevocable power coupled with an interest) to (i) deliver certificates representing such Debentures, or transfer ownership of such Debentures, on the account books maintained by DTC, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of, the Company, (ii) present such Debentures for transfer of on the security register for the Debentures, and (iii) receive all benefits or otherwise exercise all rights of beneficial ownership of such Debentures (except that the Depositary will have the rights to, or control over, funds from the Company, except as agent of the Company, for the Purchase Price for any Debentures tendered pursuant to the Offer that are purchased by the Company), all in accordance with the terms of the Offer.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Debentures tendered hereby, and that when such Debentures are accepted for purchase and payment by the Company, the Company will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or the Company to be necessary or desirable to complete the sale, assignment and transfer of the Debentures tendered hereby.

All authority conferred or agreed to be conferred by this Letter of Transmittal shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Letter of Transmittal shall be binding upon the undersigned’s heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.

The undersigned understands that the delivery and surrender of the Debentures is not effective, and the risk of loss of the Debentures does not pass to the Depositary, until receipt by the Depositary of this properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with all accompanying evidences of authority and any other required documents in form satisfactory to the Company or receipt of an Agent’s Message. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tendered Debentures pursuant to any of the procedures described above and the form and validity (including time of receipt of notices of withdrawal) of all documents will be determined by the Company, in its sole discretion, whose determination will be final and binding. The Company reserves the absolute right to reject any or all tenders of any Debentures determined by it not to be in proper form or if the acceptance of or payment for such Debentures may, based on the advice of the Company’s counsel, be unlawful. The Company also reserves the absolute right, in its sole discretion, to waive or amend any condition to the Offer that it is legally permitted to waive or amend and waive any defect or irregularity in any tender with respect to Debentures of any particular Holder, whether or not similar defects or irregularities are waived in the case of other Holders. In the event that a condition is waived with respect to any particular Holder, the same condition will be waived with respect to all Holders. The Company’s interpretation of the terms and conditions of the Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding.

The undersigned further understands that:

1. the valid tender of Debentures pursuant to any of the procedures described in Section 6 of the Offer to Purchase and in the instructions to this Letter of Transmittal constitutes the undersigned’s acceptance of the terms and conditions of the Offer; the Company will be deemed to have accepted for payment validly tendered Debentures if, as and when the

Company gives written notice thereof to the Depositary; the Company’s acceptance of the Debentures will constitute a binding agreement between the undersigned and the Company on the terms and subject to the conditions of the Offer;

2. it is a violation of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for a person acting alone or in concert with others, directly or indirectly, to tender Debentures for such person’s own account unless at the time of tender and at the Expiration Date such person has a “net long position” in (a) the Debentures that is equal to or greater than the amount tendered and will deliver or cause to be delivered such Debentures for the purpose of tender to the Company within the period specified in the Offer, or (b) other securities immediately convertible into, exercisable for or exchangeable into Debentures (“Equivalent Securities”) that is equal to or greater than the amount tendered and, upon the acceptance of such tender, will acquire such Debentures by conversion, exchange or exercise of such Equivalent Securities to the extent required by the terms of the Offer and will deliver or cause to be delivered such Debentures so acquired for the purpose of tender to the Company within the period specified in the Offer. Rule 14e-4 also provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. A tender of Debentures made pursuant to any method of delivery set forth in this Letter of Transmittal will constitute the tendering Holder’s representation and warranty to the Company that (y) such Holder has a “net long position” in Debentures or Equivalent Securities being tendered within the meaning of Rule 14e-4, and (z) such tender of Debentures complies with Rule 14e-4. The Company’s acceptance for payment of Debentures tendered pursuant to the Offer will constitute a binding agreement between the tendering Holder and the Company upon the terms and subject to the conditions of the Offer;

3. the Company will, under the “Modified Dutch Auction” procedure set forth in the Offer to Purchase, determine a single price per $1,000 principal amount of Debentures, not greater than $750 nor less than $680 per $1,000 principal amount, plus accrued and unpaid interest thereon up to, but not including, the date of purchase, that it will pay for Debentures validly tendered and not properly withdrawn from the Offer, taking into account the amount of Debentures so tendered and the prices specified by tendering Holders;

4. the Purchase Price will be the lowest purchase price not greater than $750 nor less than $680 per $1,000 principal amount that will allow the Company to purchase $50,000,000 aggregate principal amount of Debentures or such lesser amount of Debentures as are validly tendered and not properly withdrawn;

5. the Company reserves the right, in its sole discretion, to purchase more than $50,000,000 principal amount of Debentures in the Offer, and/or to amend the maximum aggregate purchase price, or to amend the Offer in any other respect, subject to applicable law;

6. tenders of Debentures may be withdrawn or revoked by written notice of withdrawal or revocation received by the Depositary at any time prior to the Expiration Date, but the Purchase Price shall not be payable in respect of Debentures so withdrawn.

7. all Debentures validly tendered prior to the Expiration Date at or below the Purchase Price and not properly withdrawn will be purchased at the Purchase Price, upon the terms and subject to the conditions of the Offer, including the proration procedures (because more than the amount of Debentures sought are validly tendered) described in the Offer to Purchase;

8. the Company will return at its expense all Debentures it does not purchase, including Debentures tendered at prices greater than the Purchase Price and not properly withdrawn and Debentures not purchased because of proration, promptly following the Expiration Date;

9. under the circumstances set forth in the Offer to Purchase, the Company expressly reserves the right, in its sole discretion, to terminate the Offer at any time and from time to time, upon the occurrence, prior to the Expiration Date, of any of the events set forth in Section 10 of the Offer to Purchase and to extend the period of time during which the Offer is open and thereby delay acceptance for payment of, and payment for, any Debentures by giving oral or written notice of such extension to the Depositary and making a public announcement thereof. During any such extension, all Debentures previously tendered and not properly withdrawn will remain subject to the Offer and to the rights of a tendering Holder to withdraw such Holder’s Debentures;

10. the Company has advised the undersigned to consult with the undersigned’s own advisors as to the consequences of tendering Debentures pursuant to the Offer; and

11. THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS OF DEBENTURES BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF THAT JURISDICTION.

The undersigned agrees to all of the terms and conditions of the Offer.

Unless otherwise indicated under “Special Payment Instructions” below, please issue a check from the Depositary for the Purchase Price for any Debentures tendered hereby that are purchased (together with accrued and unpaid interest thereon up to, but not including, the date of purchase) and/or return any certificates representing Debentures not tendered or not accepted for purchase in the name(s) of the Holder(s) appearing under “Description of Debentures Tendered.” Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail the check for the Purchase Price for any Debentures tendered hereby that are purchased (together with accrued and unpaid interest thereon up to, but not including, the date of purchase) and/or return any certificates representing Debentures not tendered or not accepted for purchase (and accompanying documents, as appropriate) to the address(es) of the Holder(s) appearing under “Description of Debentures Tendered.” In the event that both the Special Payment Instructions and the Special Delivery Instructions are completed, please issue the check for the Purchase Price for any Debentures tendered hereby that are purchased (together with accrued and unpaid interest thereon up to, but not including, the date of purchase) and/or return any certificates representing Debentures not tendered or not accepted for purchase (and any accompanying documents, as appropriate) to the person or persons so indicated. In the case of a book-entry delivery of Debentures, please credit the account maintained at DTC with any Debentures not tendered or not accepted for purchase. The undersigned recognizes that the Company does not have any obligation pursuant to the Special Payment Instructions to transfer any Debentures from the name of the Holder thereof if the Company does not accept for purchase any of the Debentures so tendered.

PLEASE SIGN HERE

(To Be Completed By All Tendering Holders Regardless of Whether Debentures Are Being Physically Delivered Herewith, Unless an Agent’s Message Is Delivered In Connection With a Book-Entry Transfer of Such Debentures)

This Letter of Transmittal must be signed by the registered holder(s) of Debentures exactly as their name(s) appear(s) on certificate(s) for Debentures or, if tendered by the registered holder(s) of Debentures exactly as such participant’s name appears on a security position listing as the owner of Debentures, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Letter of Transmittal. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to the Company of such person’s authority to so act. See Instruction 5 below.

If the signature appearing below is not of the registered holder(s) of the Debentures, then the registered holder(s) must sign a valid proxy.

X

X
(Signature(s) of Holder(s) or Authorized Signatory)

Dated:  , 2008.

Name(s):

(Please Print)

Capacity:

Address:

(Including Zip Code)

Area Code and Telephone No.:

Tax Identification or Social Security Number:

PLEASE COMPLETE SUBSTITUTE FORM W-9 HEREIN

SIGNATURE GUARANTEE
(See Instructions 1 and 6 below)

(Name of Medallion Signature Guarantor Guaranteeing Signature)

(Address (including zip code) and Telephone Number (including area code) of Firm)

(Authorized Signature)

(Printed Name)

(Title)

Date: , 2008.

SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 1, 4, 5, 6 and 7)

To be completed ONLY if certificates for Debentures not tendered or purchased and/or checks constituting payments for Debentures to be purchased in connection with the Offer are to be issued to the order of someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal or if Debentures tendered hereby and delivered by book-entry transfer which are not purchased are to be returned by credit to an account or the Book-Entry Transfer Facility other than that designated above.

Issue	☐ Check
☐  Certificate(s) to:

Name:
(Please Print)

Address:

(Please Print)

(Zip Code)

Taxpayer Identification or Social Security Number
(See Substitute Form W-9 herein)

☐	Credit Debentures delivered by book-entry transfer and not purchased to the account set forth below:

Account Number

SPECIAL PAYMENT INSTRUCTIONS
(See Instructions 1, 4, 5, 6 and 7)

To be completed ONLY if certificates for Debentures in a principal amount not tendered or not accepted for purchase and/or checks constituting payment for Debentures to be purchased in connection with the Offer are to be sent to someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal or to an address different from that shown in the box entitled “Description of Debentures Tendered” within this Letter of Transmittal.

Issue	☐ Check
☐  Certificate(s) to:

Name:
(Please Print)

Address:

(Please Print)

(Zip Code)

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

1.  Guarantee of Signatures.  No signature guarantee is required if the Debentures tendered are tendered and delivered (a) by a registered holder of Debentures (or by a participant in DTC whose name appears on a security position listing as the owner of such Debentures) who has not completed any of the boxes entitled “Special Delivery Instructions” on the Letter of Transmittal, or (b) for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. (“NASD”) or a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing being referred to as an “Eligible Institution”). If the Debentures are registered in the name of a person other than the signer of the Letter of Transmittal or if Debentures not accepted for payment or not tendered are to be returned to a person other than the registered holder, then the signature on this Letter of Transmittal accompanying the tendered Debentures must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program (a “Medallion Signature Guarantor”). Beneficial owners whose Debentures are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if they desire to tender Debentures with respect to Debentures so registered. See Section 6, “Procedures for Tendering Debentures,” in the Offer to Purchase.

2.  Requirements of Tender.  This Letter of Transmittal is to be completed by Holders of Debentures if certificates representing such Debentures are to be forwarded herewith, or if delivery of such certificates is to be made by book-entry transfer to the account maintained by DTC, pursuant to the procedures set forth in the Offer to Purchase under Section 6, “Procedures for Tendering Debentures.” For a Holder to validly tender Debentures pursuant to the Offer, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with any signature guarantees and any other documents required by these instructions, must be received by the Depositary at its address set forth herein on or prior to the Expiration Date and either (a) certificates representing such Debentures must be received by the Depositary at its address or (b) such Debentures must be transferred pursuant to the procedures for book-entry transfer described in the Offer to Purchase under Section 6, “Procedures for Tendering Debentures” and a Book-Entry Confirmation must be received by the Depositary, in each case, on or prior to the Expiration Date.

If a Holder desires to tender Debentures pursuant to the Offer and (a) certificates representing such Debentures are not immediately available, (b) time will not permit such Holder’s Letter of Transmittal, certificates representing such Debentures and all other required documents to reach the Depositary on or prior to the Expiration Date, or (c) the procedures for book-entry transfer (including delivery of an Agent’s Message) cannot be completed on or prior to the Expiration Date, such Holder may nevertheless tender such Debentures with the effect that such tender will be deemed to have been received on or prior to the Expiration Date if all the following conditions are satisfied: (i) the tender is made by or through an Eligible Institution; (ii) a properly completed and duly executed Notice of Guaranteed Delivery or an Agent’s Message with respect to guaranteed delivery that is accepted by the Company is received by the Depositary on or prior to the Expiration Date; and (iii) the certificates for the tendered Debentures, in proper form for transfer (or a Book-Entry Confirmation of the transfer of such Debentures into the Depositary’s account at DTC as described above), together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any signature guarantees and any other documents required by the Letter of Transmittal or a properly transmitted Agent’s Message, are received by the Depositary within three business days after the date of execution of the Notice of Guaranteed Delivery. The Notice of Guaranteed Delivery must be delivered to the Depositary by hand, mail, overnight courier or by facsimile transmission and must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery.

Letters of Transmittal and Debentures must be sent to the Depositary. Letters of Transmittal and Debentures sent to the Company, the Dealer Manager, the Information Agent or the Book-Entry Transfer Facility will not be forwarded to the Depositary and will not be deemed validly tendered by the Holder thereof.

The method of delivery of Debentures, the Letter of Transmittal and all other required documents to the Depositary is at the election and risk of the Holder tendering Debentures. Delivery of such documents will be deemed made only when actually received by the Depositary. If such delivery is by mail, it is suggested that the Holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Depositary on or prior to the Expiration Date. No alternative, conditional or contingent tenders of Debentures will be accepted.

3.  Withdrawal of Tenders; Amendment and Extension.  A tender of Debentures pursuant to the Offer may be withdrawn at any time prior to the Expiration Date, and, unless already accepted for payment by the Company pursuant to the Offer, may be withdrawn at any time after 5:00 p.m., New York City time, on March 25, 2008, but no consideration shall be payable in respect of Debentures so withdrawn. Except as otherwise provided in this Letter of Transmittal or in the Offer to Purchase, tenders of Debentures pursuant to the Offer are irrevocable.

If, for any reason whatsoever, acceptance for payment of, or payment for, any Debentures tendered pursuant to the Offer is delayed (whether before or after the Company’s acceptance for payment of Debentures) or the Company is unable to accept for payment or pay for the Debentures tendered pursuant to the Offer, the Company may (without prejudice to its rights set forth herein) instruct the Depositary to retain tendered Debentures, and such Debentures may not be withdrawn (subject to Exchange Act Rule 14e-1(c), which requires that the Offeror pay the consideration or return the securities deposited by or on behalf of the investor promptly after the termination or withdrawal of a tender offer).

For a withdrawal of tendered Debentures to be effective, a written notice of withdrawal must be received by the Depositary prior to the Expiration Date at its address set forth on the cover of this Letter of Transmittal. Any such notice of withdrawal must (a) specify the name of the Holder who tendered the Debentures to be withdrawn, (b) contain the description of the Debentures to be withdrawn and identify the certificate number or numbers shown on the particular certificates evidencing such Debentures (unless such Debentures were tendered by book-entry transfer) and the aggregate principal amount represented by such Debentures, and (c) be signed by the Holder of such Debentures in the same manner as the original signature on the Letter of Transmittal by which such Debentures were tendered (including any required signature guarantees), or be accompanied by evidence sufficient to the Depositary that the person withdrawing the tender has succeeded to the beneficial ownership of the Debentures. If the Debentures to be withdrawn have been delivered or otherwise identified to the Depositary, a signed notice of withdrawal is effective immediately upon written notice of such withdrawal even if physical release is not effected.

Any permitted withdrawal of tendered Debentures may not be rescinded and any Debentures properly withdrawn will thereafter be deemed not validly tendered; provided, however, that properly withdrawn Debentures may be re-tendered, by again following one of the appropriate procedures described in Section 6, “Procedures for Tendering Debentures” in the Offer to Purchase, at any time on or prior to the Expiration Date.

Any Debentures that have been tendered pursuant to the Offer but that are not purchased will be returned to the Holder thereof without cost to such Holder promptly following the earlier to occur of the Expiration Date or the date on which the Offer is terminated without any Debentures being purchased thereunder.

All questions as to the validity, form and eligibility (including time of receipt) of notices of withdrawal will be determined by the Company, in the Company’s sole discretion (whose determination shall be final and binding).

None of the Company, the Depositary, the Dealer Manager, the Information Agent, or any other person is under any duty to give notification of any defects or irregularities in any notice of withdrawal, or will incur any liability for failure to give any such notification.

If the Company materially changes the terms of the Offer or the information concerning the Offer or waives a material condition of the Offer, the Company will disseminate additional materials relating to the Offer and extend the Offer to the extent required by law. In addition, the Company may, if it deems appropriate, extend the Offer for any other reason. In addition, if the consideration to be paid in the Offer is increased or decreased or the principal amount of Debentures subject to the Offer is increased or decreased, that Offer will remain open at least 10 business days from the date the Company first gives notice of such increase or decrease to Holders of Debentures subject to the Offer, by press release or otherwise.

Notwithstanding the foregoing, if we purchase an additional amount of Debentures not exceed 2% of the outstanding principal amount of our Debentures (approximately $2,800,000 principal amount January 28, 2008), pursuant to Exchange Act Rule 13e-4(f)(1)(ii), this will not be deemed a material change to the terms of the Offer, and we will not be required to amend or extend the Offer. See Section 4, “Amendment; Extension; Waiver; Termination” of the Offer to Purchase.

4.  Partial Tenders.  Tenders of Debentures pursuant to the Offer will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. If less than the entire principal amount of any Debentures evidenced by a submitted certificate is tendered, the tendering Holder must fill in the principal amount tendered in the column entitled “Principal Amount of Debentures Tendered” in the box entitled “Description of Debentures Tendered” herein. The entire principal amount represented by the certificates for all Debentures delivered to the Depositary will be deemed to have been tendered unless otherwise indicated. If the entire principal amount of all Debentures is not tendered or not accepted for purchase, certificates for the principal amount of Debentures not tendered or not accepted for purchase will be sent (or, if tendered by book-entry transfer, returned by credit to the account at DTC designated herein) to the Holder unless otherwise provided in the appropriate box in this Letter of Transmittal (see Instruction 6) promptly after the Debentures are accepted for purchase.

5.  Signatures on this Letter of Transmittal, Bond Powers and Endorsement; Guarantee of Signatures.  If this Letter of Transmittal is signed by the registered holder(s) of the Debentures tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever. If this Letter of Transmittal is signed by a participant in DTC whose name is shown as the owner of the Debentures tendered hereby, the signature must correspond with the name shown on the security position listing the owner of the Debentures.

IF THIS LETTER OF TRANSMITTAL IS EXECUTED BY A HOLDER OF DEBENTURES WHO IS NOT THE REGISTERED HOLDER, THEN THE REGISTERED HOLDER MUST SIGN A VALID PROXY, WITH THE SIGNATURE OF SUCH REGISTERED HOLDER GUARANTEED BY A MEDALLION SIGNATURE GUARANTOR, UNLESS THE SIGNATURE IS THAT OF AN ELIGIBLE INSTITUTION.

If any of the Debentures tendered hereby are owned of record by two or more joint owners, all such owners must sign the Letter of Transmittal. If any tendered Debentures are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal and any necessary accompanying documents as there are different names in which certificates are held.

If this Letter of Transmittal is signed by the registered holder, the certificates for any principal amount of Debentures not tendered or accepted for purchase are to be issued (or if any principal amount of Debentures that is not tendered or not accepted for purchase is to be reissued or returned) to or, if tendered by book-entry transfer, credited to the account at DTC of the registered holder, and checks constituting payments for Debentures to be purchased in connection with the Offer are to be issued to the order of the registered holder, then the registered holder need not endorse any certificates for tendered Debentures, nor provide a separate bondpower. In any other case (including if this Letter of Transmittal is not signed by the registered holder), the registered holder must either properly endorse the certificates for Debentures tendered or transmit a separate properly completed bond power with this Letter of Transmittal, in either case, executed exactly as the names of the registered holders appear on such Debentures, and, with respect to a participant in DTC whose name appears on a security position listing as the owner of Debentures, exactly as the names of the participants appear on such security position listing, with the signature on the endorsement or bond power guaranteed by a Medallion Signature Guarantor, unless such certificates or bond powers are executed by an Eligible Institution. See Instruction 1.

If this Letter of Transmittal or any certificates of Debentures or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. The proper evidence satisfactory to the Company of their authority to so act must be submitted with this Letter of Transmittal.

When this Letter of Transmittal is signed by the registered holders of the Debentures listed and transmitted hereby, no endorsements of Debentures or separate instruments of transfer are required unless payment is to be made, or Debentures not tendered or purchased are to be issued, to a person other than the registered holder(s), in which case the signatures on such Debentures or instruments of transfer must be guaranteed by a Medallion Signature Guarantor.

Endorsements on certificates for Debentures, signatures on bond powers and proxies provided in accordance with this Instruction 5 by registered holders not executing this Letter of Transmittal must be guaranteed by a Medallion Signature Guarantor. See Instruction 1.

6.  Special Payment and Special Delivery Instructions.  Tendering Holders should indicate in the applicable box or boxes the name and address to which Debentures for principal amounts not tendered or not accepted for purchase or checks constituting payments for Debentures to be purchased in connection with the Offer are to be issued or sent, if different from the name and address of the registered holder signing this Letter of Transmittal. In the case of issuance in a different name, the taxpayer identification or social security number of the person named must also be indicated. If no instructions are given, Debentures not tendered or not accepted for purchase will be returned to the registered holder of the Debentures tendered. For Holders of Debentures tendering by book-entry transfer, Debentures not tendered or not accepted for purchase will be returned by crediting the account at DTC designated above.

7.  Transfer Taxes.  The Company will pay all transfer taxes applicable to the purchase and transfer of Debentures pursuant to the Offer except in the case of deliveries of certificates for Debentures for principal amounts not tendered or not accepted for payment that are registered or issued in the name of any person other than the registered holder of Debentures tendered hereby. Except as provided in this Instruction 7, it will not be necessary for transfer stamps to be affixed to the certificates listed in this Letter of Transmittal.

8.  Irregularities.  All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tendered Debentures pursuant to any of the procedures described above and the form and validity (including time of receipt of notices of withdrawal) of all documents will be determined by the Company, in its sole discretion, whose determination will be final and binding. The Company reserves the absolute right to reject any or all tenders of any Debentures determined by it not to be in proper form or if the acceptance of or payment for such Debentures may, based on the advice of the Company’s counsel, be unlawful. The Company also reserves the absolute right, in its sole discretion, to waive or amend any condition to the Offer that it is legally permitted to waive or amend and waive any defect or irregularity in any tender with respect to Debentures of any particular Holder, whether or not similar defects or irregularities are waived in the case of other Holders. In the event that a condition is waived with respect to any particular Holder, the same condition will be waived with respect to all Holders. None of the Company, the Depositary, the Dealer Manager, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or will incur any liability for failure to give any such notification. If the Company waives its right to reject a defective tender of Debentures, the Holder will be entitled to the Purchase Price.

9.  Waiver of Conditions.  The Company expressly reserves the absolute right, in its sole discretion, to waive any of the conditions of the Offer in the case of any Debentures tendered, in whole or in part, at any time and from time to time.

10.  Requests for Assistance or Additional Copies.  Questions relating to the procedure for tendering Debentures and requests for assistance or additional copies of the Offer to Purchase and this Letter of Transmittal may be directed to, and additional information about the Offer may be obtained from, either the Dealer Manager or the Information Agent, whose addresses and telephone numbers appear on the last page hereto.

11.  Mutilated, Lost, Stolen or Destroyed Certificates.  If any certificate representing Debentures has been mutilated, lost, stolen or destroyed, the Holder should promptly notify the Information Agent at the toll-free number (800) 555-3858. The Holder will then be instructed by the Information Agent as to the steps that must be taken in order to replace the certificate. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing mutilated lost, stolen or destroyed certificates have been followed.

IMPORTANT: THIS LETTER OF TRANSMITTAL (OR, FOR ELIGIBLE INSTITUTIONS, A MANUALLY SIGNED FACSIMILE OF THIS LETTER OF TRANSMITTAL), TOGETHER WITH ANY REQUIRED SIGNATURE GUARANTEES, OR, IN THE CASE OF A BOOK-ENTRY TRANSFER, AN AGENT’S MESSAGE, AND ANY OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE DEPOSITARY PRIOR TO THE EXPIRATION DATE AND EITHER CERTIFICATES FOR TENDERED DEBENTURES MUST BE RECEIVED BY THE DEPOSITARY OR DEBENTURES MUST BE DELIVERED PURSUANT TO THE PROCEDURES FOR BOOK-ENTRY TRANSFER, IN EACH CASE PRIOR TO THE EXPIRATION DATE.

IMPORTANT TAX INFORMATION

Each tendering Holder is required to provide the Depositary with the Holder’s correct taxpayer identification number (“TIN”) on Substitute Form W-9 (the “Form”), which is provided under “Important Tax Information” below, or, alternatively, must establish another basis for exemption from backup withholding. Generally, a Holder’s TIN will be such Holder’s social security or federal employer identification number. A Holder must cross out item (2) under Part 2 of the Form if such Holder is subject to backup withholding. Failure to provide the Depositary with a Holder’s correct TIN may subject the tendering Holder to a $50 fine imposed by the Internal Revenue Service (“IRS”), and payments made with respect to such Holder’s Debentures purchased pursuant to the Offer may be subject to applicable federal income tax backup withholding. Failure to comply truthfully with the backup withholding requirements also may result in the imposition of criminal and/or civil fines and penalties. The box under Part 3 of the Form should be checked if the tendering Holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box under Part 3 of the Form is checked and the Depositary is not provided with a TIN, the Depositary will withhold the applicable backup withholding amount from all such payments with respect to the Debentures to be purchased until a TIN is provided to the Depositary. In such case, if the Depositary does not receive a tax identification number within 60 days of the Depositary’s receipt of the Form, the withheld amount will be remitted to the IRS.

Exempt Holders should furnish their TIN, write “Exempt” on the face of the Form, and sign, date and return the Form to the Depositary. A foreign person, including entities, may qualify as an exempt recipient by submitting to the Depositary an appropriate, properly completed IRS Form W-8 signed under penalties of perjury, certifying to that Holder’s foreign status. An appropriate IRS Form W-8 can be obtained from the Information Agent or directly from the IRS at its Internet site at
http://www.irs.gov.

See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for further detailed instructions and information.

If backup withholding applies, the Depositary is required to withhold the applicable backup withholding amount from any payments made by the Company to the Holder or other payee. Backup withholding is not an additional U.S. federal income tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of U.S. federal income tax, a refund may be obtained from the IRS, provided the required information is furnished.

TO BE COMPLETED BY ALL DEBENTURE HOLDERS (OR OTHER PAYEES)
(See Instruction 10)

Payer’s Name: Mellon Investor Services LLC
SUBSTITUTE FORM W-9 Department of the TreasuryInternal Revenue Service Payor’s Request forTaxpayer Identification Number
Part I — Taxpayer Identification Number — For all accounts, enter taxpayer identification number in the box at right. (For most individuals, this is your social security number. If you do not have a number, see Obtaining a Number in the enclosed Guidelines.) Certify by signing and dating below.
	Note: If the account is in more than one name, see chart in the enclosed Guidelines to determine which number to give the payer	Social Security Number OR Employer Identification Number (If awaiting Taxpayer Identification Number, write (“Applied For”))

Part II — For Payees exempt from backup withholding, see the enclosed Guidelines and complete as instructed therein.

Part III — Certification — Under penalties of perjury, I certify that:
(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me); and
(2) I am not subject to backup withholding either because (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

(3) I am a U.S. citizen or other U.S. person.
Certification Instructions — You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you were no longer subject to backup withholding, do not cross out item (2). (Also see instructions in the enclosed Guidelines.)

Signature Date

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE
“APPLIED FOR” IN PART I OF THIS SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that, notwithstanding the information I provided in Part III of the Substitute Form W-9 (and the fact that I have completed this Certificate of Awaiting Taxpayer Identification Number), all reportable payments made to me thereafter will be subject to a 28% backup withholding tax until I provide a properly certified taxpayer identification number.

Signature	Date

NOTE: FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer. — Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

Give the SOCIAL
SECURITY number
For this type of account:		of —
1.	An individual’s account	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)
4.	(a) The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)
4.	(b) So-called trust account that is not a legal or valid trust under State law	The owner(3)
5.	Sole proprietorship or disregarded entity owned by an individual	The owner

Give the EMPLOYER
IDENTIFICATION
For this type of account		number of —
6.	Disregarded entity not owned by an individual	The owner
7.	A valid trust, estate, or pension trust	The legal entity (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)(4)
8.	Corporate or LLC electing corporate status on Form 8832	The corporation
9.	Partnership or multi-member LLC	The partnership
10.	Association, club, religious, charitable, or other tax-exempt organization	The organization
11.	A broker or registered nominee	The broker or nominee
12.	Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district, or prison) that receives an agricultural program payment	The public entity

(1)	List and circle the name of the person whose number you furnish. If only one person on a joint account has a number, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s social security number.
(3)	Show the name of the owner. The name of the business or the “doing business as” name may also be entered. Either the social security number or the employer identification number may be used.
(4)	List and circle the name of the legal trust, estate, or pension trust.

NOTE:	If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER OF SUBSTITUTE FORM W-9
(continued)

Obtaining a Number

If you don’t have a taxpayer identification number or you don’t know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding

Payees specifically exempted from backup withholding on ALL dividend and interest payments and on broker transactions include the following:

•	A corporation.

•	A financial institution.

•	An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under section 403(b)(7).

•	The United States or any agency or instrumentality thereof.

•	A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

•	A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

•	An international organization or any agency, or instrumentality thereof.

•	A dealer in securities or commodities registered in the U.S. or in a possession of the U.S.

•	A real estate investment trust.

•	A common trust fund operated by a bank under section 584(a).

•	An entity registered at all times under the Investment Company Act of 1940.

•	A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under section 1441.

•	Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

•	Payments of patronage dividends where the amount received is not paid in money.

•	Payments made by certain foreign organizations.

•	Section 404(k) distributions made by an employee stock ownership plan.

Payments of interest not generally subject to backup withholding include the following:

•	Payments of interest on obligations issued by individuals.

Note:	You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer.

•	Payments described in section 6049(b)(5) to nonresident aliens.

•	Payments on tax-free covenant bonds under section 1451.

•	Payments made by certain foreign organizations.

•	Payments made to a nominee.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE THE SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. COMPLETE THE SUBSTITUTE FORM W-9 AS FOLLOWS: ENTER YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” ON THE FACE OF THE FORM, SIGN, DATE AND RETURN THE FORM TO THE EXCHANGE AGENT.

Certain payments other than interest dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6042, 6044, 6045, 6049, and 6050A and 6050N and the regulations thereunder.

Privacy Act Notice. — Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1)	Penalty for Failure to Furnish Taxpayer Identification Number. — If you fail to furnish your taxpayer identification number to the Exchange Agent, you are subject to a penalty of $50 for each such failure unless your failure is due to a reasonable cause and not to willful neglect.
(2)	Civil Penalty for False Information With Respect to Withholding. — If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3)	Criminal Penalty for Falsifying Information. — Willfully falsifying certificates or affirmations may subject you to criminal penalties including fines and/or imprisonment.
(4)	Misuse of Taxpayer Identification Numbers. — If the Exchange Agent discloses or uses taxpayer identification numbers in violation of Federal law, it may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

Any questions or requests for assistance or additional copies of this Letter of Transmittal or the Offer to Purchase may be directed to the Information Agent or the Dealer Manager at the telephone numbers and locations listed below. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.

The Information Agent for the Offer is:

LAUREL HILL ADVISORY GROUP
2 Robbins Land Suite 201 Jericho, NY 11753
Brokers Call: (516) 933-3100
Call Toll-Free: (800) 555-3858

The Dealer Manager for the Offer is:

Attn: Convertible Bond Desk
One Montgomery Street
San Francisco, CA 94104
Call Toll-Free: (888) 627-6373